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                                                                    Exhibit 10.4

                     NOTE PURCHASE AND SETTLEMENT AGREEMENT

            This NOTE PURCHASE AND SETTLEMENT AGREEMENT (this "Agreement"), dated as of October 10, 2004 by and among TRW AUTOMOTIVE INTERMEDIATE HOLDINGS CORP., a Delaware corporation (including any successor thereto, "Purchaser"), TRW AUTOMOTIVE HOLDINGS CORP., a Delaware corporation (including any successor thereto, "TRW"), AUTOMOTIVE INVESTORS L.L.C., a Delaware limited liability company (together with any successor thereto and any permitted transferee thereof, "AI LLC"), NORTHROP GRUMMAN CORPORATION, a Delaware corporation (together with any successor thereto and any permitted transferee thereof, "Northrop Grumman"), and NORTHROP GRUMMAN SPACE & MISSION SYSTEMS CORP., an Ohio corporation formerly known as TRW Inc. (including any successor thereto, "Seller"). Each of Purchaser, TRW, AI LLC, Northrop Grumman and Seller is referred to in this Agreement as a "Party" and, collectively, the "Parties". Capitalized terms not defined herein have the respective meanings given to them in the Master Purchase Agreement or the Employee Matters Agreement referred to below.

                              W I T N E S S E T H:

            WHEREAS, BCP Acquisition Company L.L.C., a Delaware limited liability company ("BCP LLC"), and Northrop Grumman entered into a Master Purchase Agreement, dated as of November 18, 2002, which was subsequently amended by Amendment No. 1 thereto, dated as of December 20, 2002, and Amendment No. 2 thereto, dated as of February 28, 2003 (as amended, the "Master Purchase Agreement"), and BCP LLC thereafter assigned its rights under the Master Purchase Agreement to AI LLC;

            WHEREAS, pursuant to the Master Purchase Agreement, Purchaser issued the $600 million original face amount of Seller Subordinated Note dated as of February 28, 2003 plus all accrued interest thereon (as amended, the "Note"), which Note is owned by Seller;

            WHEREAS, Seller now wishes to sell, and Purchaser now wishes to repurchase, the Note on the terms and subject to the conditions set forth herein;

            WHEREAS, Seller and TRW entered into an Employee Matters Agreement dated as of February 28, 2003 (the "Employee Matters Agreement");

            WHEREAS, various issues have arisen among the Parties relating to certain Covered Matters (as defined below) arising under the Master Purchase Agreement and the Employee Matters Agreement;

            WHEREAS, the Parties have determined that, in order to facilitate the purchase and sale of the Note and to avoid further expense, inconvenience and disruption relating to such issues, it is in their respective best interests to execute such purchase and sale and to settle any and all claims related to such Covered Matters; and

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            NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

            1.    Purchase and Sale; Settlement Payments.

            (a) On the Closing Date referred to below, and on the terms and subject to the conditions referred to herein:

                  (i) in consideration of the releases set forth in Section 5 hereof with respect to the matters referred to in clause (ii) of Annex 1 hereto, Northrop Grumman shall pay (or cause to be paid) an aggregate of $52.5 million to or to the order of AI LLC (for the benefit of AI LLC and certain other stockholders of TRW) in immediately available funds in accordance with wire transfer instructions separately provided to Northrop Grumman by AI LLC;

                  (ii) (x) if the condition referred to in clause (x) of Section
            13(a)(iv) and all other conditions set forth in Section 13(a) and
            (b) (other than the condition referred to in clause (y) of Section 13(a)(iv)) shall have been satisfied (or waived to the extent permitted by Section 13(a) or Section 13(b), as applicable), then Seller shall sell the Note to Purchaser, and Purchaser shall purchase the Note, and in consideration therefor, and for the other releases set forth in Section 5 hereof and the other agreements set forth herein, Purchaser shall pay, or cause to be paid, to Seller $493.5 million in immediately available funds in accordance with wire transfer instructions separately provided to Purchaser by Seller (the alternative in this clause (x) herein referred to as the "Note Sale Alternative"); or (y) if the condition referred to in clause (x) of Section 13 (a)(iv) has not been satisfied, but the condition referred to in clause (y) of Section 13(a)(iv) and all other conditions set forth in Section 13(a) and (b) (other than the condition referred to in clause (x) of Section 13(a)(iv)) shall have been satisfied (or waived to the extent permitted by Section 13(a) or Section 13(b), as applicable), then, in lieu of the purchase and sale of the Note, but in consideration for the other releases set forth in Section 5 hereof and the other agreements set forth herein, including the Note Amendment referred to below, Northrop Grumman shall pay (or cause to be paid) $40.5 million to TRW in immediately available funds in accordance with wire transfer instructions separately provided to Northrop Grumman by TRW, and Purchaser and Seller shall execute an amendment to the Note deleting the second, third and fourth sentences of Section 10.1 and an amendment to the letter agreement dated June 23, 2004 between the Seller and the Purchaser to replace the words "six months" in the proviso in the first paragraph of section 2 thereof with the phrase "six months plus forty-five days" (collectively, the "Note Amendment", and the alternative in this clause (y) herein referred to as the "Note Amendment Alternative"); and

                  (iii) TRW shall cause the TRW Automotive U.S. SPP to pay (or cause to be paid) $21,356,766 plus earnings through September 30, 2004 in the amount of $5,681,025 calculated utilizing the methodology provided in the Employee

                                       2

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            Matters Agreement to the TRW SPP in immediately available funds in accordance with wire transfer instructions separately provided to TRW by the TRW SPP Trustee.

            (b) As soon as reasonably possible following the Closing and upon request by the trustee for the TRW SPP, TRW shall cause the TRW Automotive U.S. SPP to pay (or cause to be paid) to the TRW SPP the amount actually paid by the TRW SPP, but in no event more than $4,730,420, in respect of payments previously made by the TRW SPP to TRW Automotive Participants during the period from March 2003 through May 2003 to participants in the TRW Automotive U.S. SPP.

            2.    Closing; Closing Deliveries.

            (a) The closing of the transactions contemplated by Section 1 hereof (the "Closing") will be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 within three Business Days after the date on which the last to be fulfilled or waived of the conditions set forth in Section 13 (other than those conditions that by their nature are to be fulfilled at the Closing) are fulfilled or waived in accordance with this Agreement, or at such other place and time as the parties may agree in writing. The date on which the Closing will occur is referred to herein as the "Closing Date".

            (b)   At the Closing:

            (i) Northrop Grumman shall pay, or cause to be paid, to AI LLC the consideration described in Section 1(a)(i) hereof;

            (ii) (A) under the Note Sale Alternative, Seller shall deliver or cause to be delivered to Purchaser the Note, free and clear of all Liens, or (B) under the Note Amendment Alternative, Purchaser and Seller shall execute and deliver the Note Amendment and Northrop Grumman shall pay, or cause to be paid, to TRW the consideration described in Section 1(a)(ii)(y) hereof; and

            (iii) TRW shall cause TRW Automotive U.S. SPP to deliver to the TRW
                  SPP the consideration described in Section 1(a)(iii) hereof.

            3.    Amendment of Employee Matters Agreement.

            (a) Effective as of the Closing Date, the definition of "Divested TRW Automotive Business Employee" in Section 1.1 of the Employee Matters Agreement is hereby amended by deleting the phrase "; or 143 (Lucas Closed Operations)." from the end thereof and replacing it with the following phrase:
"; 143 (Lucas Closed Operations); or the Operating Unit Codes listed on Schedule 1.1(c)." and such amendment shall be deemed to have been effective as of February 28, 2003. In addition, the parties agree that if either OUC 276-LVBS Livonia Transfers or OUC 276 - LVBS VM Service constitutes a Divested Business then such Divested Business will be deemed to have been added to Schedule 1.1(c).

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

            (b) Effective as of the Closing Date, the Employee Matters Agreement shall be amended to append Schedule 1.1(c) (in the form attached hereto) thereto, and such amendment shall be deemed to have been effective as of February 28, 2003.

            4.    Certain Indemnification Matters.

            (a) Effective as of the Closing Date, on behalf of the Purchaser Indemnified Parties, TRW agrees that it will pursue claims for indemnification pursuant to Section 10.5 of the Master Purchase Agreement, and Northrop Grumman agrees that it will indemnify such Purchaser Indemnified Parties pursuant to such Section 10.5, in each case pursuant to the terms thereof and the terms of the Supplemental Agreement on Environmental Liability Indemnity Procedure dated as of August 24, 2004 (the "Supplemental Agreement") between Northrop Grumman and TRW. With respect to internal TRW staff time and related business expenses only, Sections 1.1 and 1.2 of the Supplemental Agreement shall be interpreted to mean that the statement submitted by TRW shall include, and Northrop Grumman shall be liable for, internal TRW staff time and related business expenses calculated at a fixed rate of seven and one-half (7.5) percent of the Losses arising out of or based upon or with respect to any Environmental Liability incurred by TRW. Such charges shall not be subject to the 50-50 sharing arrangement that applies to Losses.

            (b) For the avoidance of doubt, Northrop Grumman acknowledges and agrees that Tax Losses for purposes of Article XI of the Master Purchase Agreement shall include interest and penalties related to Tax Losses, including interest and penalties assessed by any taxing authority.

            (c) Effective as of the Closing Date, TRW agrees to promptly process, or cause to be processed by Lucas Varity Automotive Holding Company, as successor in interest by merger to Lucas Varity, Inc. and subsidiaries, a U.S. federal income tax refund request with respect to a capital loss disallowance relating to a transfer of the capital stock of Lucas-Varity in 1998, and to forward, within five days of receipt, the proceeds of any recovery thereunder promptly to Northrop Grumman upon receipt thereof. In order to allow TRW a reasonable time period within which to fulfill its obligations under the immediately preceding sentence, Northrop Grumman will provide TRW with written notice and a draft of such tax refund request not less than 14 Business Days prior to the date on which such tax refund request must be filed. Notwithstanding the foregoing, nothing in this Section 4(c) shall be construed to otherwise amend, limit or modify the rights and obligations of the Parties under Article XI of the Master Purchase Agreement, including, without limitation, the right of any Party to receive refunds pursuant to Section 11.3 of the Master Purchase Agreement.

            5.    Settlement and Release.

            (a) Effective as of the Closing Date, in consideration of the mutual agreement to be bound by the terms of this Agreement, Northrop Grumman, on behalf of itself and its affiliates and their respective past and current employees, officers, directors, representatives, agents, administrators, executors, divisions, unincorporated entities, d/b/a entities, heirs, assigns, successors, predecessors, parents, subsidiaries, partners, principals, owners, investors and shareholders ("Related Parties") hereby releases and forever discharges each of TRW and AI LLC and their respective past, current and future Related Parties, from any and all pending and potential claims, demands, actions, causes of action, suits, debts, liabilities, losses, damages,

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awards, judgments, attorneys' fees, settlements, interest, and other fees, costs or expenses, of whatever nature, whether known or unknown, pending or future, certain or contingent ("Claims/Losses") arising out of, derived from, predicated upon or relating to the matters referred to in Annex 1 hereto (the "Covered Matters"), irrespective of whether the Claims/Losses might have affected
Northrop Grumman's decision to enter into this Agreement. Further, Northrop Grumman and its Related Parties relinquish, to the extent it is applicable, and to the full extent permitted by law, any benefits of the provisions of section 1542 of the California Civil Code or any other similar, comparable or equivalent state law, federal law, or principle of common law, which may have the effect of limiting the above release and discharge. Notwithstanding the foregoing, the Parties do not concede that any law but that chosen in Section 17 is applicable to this Agreement.

            (b) Effective as of the Closing Date, in consideration of the mutual agreement to be bound by the terms of this Agreement, each of TRW and AI LLC, on behalf of itself and its affiliates and their respective Related Parties (together with all of the persons described in Section 5(a), the "Released Persons") hereby releases and forever discharges Northrop Grumman and each of its past, current and future Related Parties, from any and all Claims/Losses arising out of, derived from, predicated upon or relating to the Covered Matters, irrespective of whether the Claims/Losses might have affected TRW and AI LLC's decision to enter into this Agreement. Further, TRW and AI LLC and their respective Related Parties relinquish, to the extent it is applicable, and to the full extent permitted by law, any benefits of the provisions of section 1542 of the California Civil Code or any other similar, comparable or equivalent state law, federal law, or principle of common law, which may have the effect of limiting the above release and discharge. Notwithstanding the foregoing, the Parties do not concede that any law but that chosen in Section 17 is applicable to this Agreement.

            6. Covenant Not To Sue. Effective as of the Closing Date, the Parties and their Related Parties shall not commence, pursue, participate in, aid in the pursuit of or willingly become an adverse party in any action, claim, lawsuit, arbitration or any other proceeding ("Proceeding") against the other Parties and/or any other Released Persons arising out of, derived from, predicated upon or relating to the Covered Matters, except for any Proceeding for a breach of this Agreement or any representation, promise, warranty or covenant herein.

            7. Offer to Compromise/No Admission. This Agreement shall be deemed to fall within the protection afforded compromises and offers to compromise by Rule 408 of the Federal Rules of Evidence and any similar state law provisions. Neither the terms of this Agreement nor its execution nor the closing of the transactions contemplated hereby, nor any of the negotiations or communications relating thereto shall be construed as an admission of wrongdoing or liability on the part of any Party, or offered or received into evidence in any Proceeding as any such purported admission or for any other purpose. Notwithstanding the foregoing, the Parties agree that the Agreement may be admissible as necessary to establish the existence of the Agreement or to enforce or interpret its terms

            8. Different Facts. Each Party acknowledges that if any fact relating to this Agreement or the Covered Matters and now believed to be true is found hereafter to be other than, or different from that which is now believed, such Party expressly assumes the risk of such difference in fact and agrees that this Agreement shall be and will remain effective, notwithstanding any such difference in fact and expressly releases and forever discharges each of the other Parties to this Agreement and their respective past, current and future Related Parties, from any and all Claims/Losses arising out of, derived from, predicated upon or relating to such difference in fact.

            9. Complete Defense. Each Party acknowledges that, effective as of the Closing Date, this Agreement may be pleaded as a full and complete defense to, and used as a basis for an injunction against, any Proceeding that may be instituted, prosecuted or attempted in breach thereof. Should any Party (or its Related Parties) institute any Proceeding to enforce any provision of this Agreement, or to recover Claims/Losses sustained by reason of any alleged breach of any provision thereof, or for a declaration of such Party's rights or obligations hereunder, or to enjoin any Proceeding instituted, prosecuted or attempted in breach of this Agreement, the prevailing party shall be entitled to be reimbursed by the losing party for all reasonable and necessary costs and expenses incurred thereby including, but not limited to, attorneys' fees for the services rendered to the party finally prevailing in any such Proceeding.

            10. Binding Effect. Each Party acknowledges that this Agreement shall be binding upon each of them and their Related Parties, and shall inure to the benefit of each of them, their Related Parties and all Released Persons.

            11. Costs and Expenses. Each Party agrees to pay all of its own costs and expenses, including attorneys' fees and costs of litigation, arising out of or related to the Covered Matters, the execution of this Agreement and the consummation of the transactions contemplated hereby; provided that the foregoing shall not be construed to relieve any party hereto of any liability for breach of any of the terms or provisions of this Agreement.

            12.   Representations and Warranties.

            (a) Each Party represents and warrants to the other Parties that the warranting Party (i) has full power and authority to enter into and perform its obligations under this Agreement in accordance with its terms, and its signatory has full power and authority to sign on behalf of such Party and all of its Related Parties, (ii) has not assigned, sold, in any manner transferred, encumbered, hypothecated or otherwise disposed of, in whole or in part, any of the rights, causes of action, claims or other matters arising out of, derived from, predicated upon or relating to the Covered Matters, and (iii) has executed this Agreement after receiving advice of counsel, freely, without any compulsion or duress, and after having done whatever investigation the warranting Party and its counsel deemed appropriate, and fully intending to be bound by the terms and provisions herein.

            (b) Seller further represents and warrants that it has good and valid title to the Note, free and clear of any liens, claims, encumbrances, security interests, options, pre-emptive, drag-along or tag-along rights, rights of first refusal or first offer, charges, restrictions or interests, legal or beneficial, of any kind (collectively, "Liens"). Upon delivery of the Note to Purchaser at the Closing (assuming the Closing includes the Note Sale Alternative), good and valid title to the Note will pass to Purchaser, free and clear of any Liens.

            13.   Closing Conditions.

            (a) Conditions Precedent to Obligations of Purchaser, TRW and AI LLC. The obligation of Purchaser, TRW and AI LLC to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on the Closing Date, of each of the following conditions (any or all of which may be waived by each of Purchaser, TRW and AI LLC in whole or in part at its sole discretion):

                  (i) all representations and warranties of Northrop Grumman and
            Seller contained herein shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

                  (ii) Northrop Grumman and Seller shall have performed and
            complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

                  (iii) there shall not be in effect any Order by a Governmental
            Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, or be pending any Legal Proceeding by a Governmental Body of competent jurisdiction that seeks the same; and

                  (iv) either (x) Purchaser shall have received financing in an amount sufficient to pay the amount contemplated by Section 1(a)(ii)(x) hereof on or prior to November 22, 2004, or (y) on November 23, 2004, the condition referred to in the preceding clause
            (x) shall not have been satisfied.

            (b) Conditions Precedent to Obligations of Northrop Grumman and Seller. The obligation of Northrop Grumman and Seller to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on the Closing Date, of each of the following conditions (any or all of which may be waived by each of Northrop Grumman and Seller in whole or in part at its sole discretion):

                  (i) all representations and warranties of Purchaser, TRW and
            AI LLC contained herein shall be true and correct in all material respects, at and as of the Closing Date with the same effect as though those representations and warranties had been made again at and as of that date;

                  (ii) Purchaser, TRW and AI LLC shall have performed and
            complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date; and

                  (iii) there shall not be in effect any Order by a Governmental
            Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, or be pending any Legal Proceeding by a Governmental Body of competent jurisdiction that seeks the same.

            14. Assignment. No Party may assign this Agreement, directly or indirectly, in whole or in part, without the prior written consent of the other Parties, except in connection with a merger, reorganization or change in control, or a sale of all or substantially all of a Party's equity and/or assets. Any such permitted assignee must agree in writing to assume all of the assigning Party's obligations hereunder, and the assigning Party must guarantee such assignee's performance hereunder. Any purported assignment in contravention of this Section 14 shall be void ab initio and of no force or effect. In the event of a permitted assignment, this Agreement shall be binding upon such Party's permitted successors and assigns and their Related Parties.

            15. Full Force and Effect; Effectiveness. Except as set forth in this Agreement, the Master Purchase Agreement and the Employee Matters Agreement shall remain in full force and effect without further modification. This Agreement shall be effective as of the date hereof.

            16. Termination. This Agreement shall terminate and have no further force and effect if the Closing has not occurred on or prior to November 30, 2004.

            17. Governing Law/Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York without regard to the conflict of law principles of such state. Any dispute among the Parties relating to this Agreement shall be resolved solely in the state or federal courts located in Manhattan, New York City. Each Party irrevocably submits to the exclusive jurisdiction of such courts for such purposes. Each Party agrees that service of any process, summons, notice or document by U.S. registered mail to such Party's respective address set forth in Section 18 shall be effective service of process for any such court action.

            18. Notice. All notices, requests and other communications to any Party shall be in writing and shall be deemed duly given and effective only (i) when delivered by reputable overnight messenger or courier, (ii) when delivered by facsimile with proof of receipt or (iii) five days after deposit for mailing by registered or certified mail, postage prepaid, return receipt requested, to the following addresses. Any Party may modify its information below by sending notice to the other Parties as set forth below:

            for TRW:

            TRW Automotive Holdings Corp.
            12001 Tech Center Drive
            Livonia, MI 48150
            Fax:  (734) 855-2473
            Attention:  General Counsel

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

            for AI LLC:

            Automotive Investors LLC
            c/o The Blackstone Group
            345 Park Avenue
            New York, New York 10154
            Fax:  (212) 583-5258
            Attention:  Robert L. Friedman

            for Northrop Grumman:

            Northrop Grumman Corporation
            1840 Century Park East
            Los Angeles, California 90067
            Fax:  (310) 556-4558

            Attention:  Vice President and General Counsel

            for Seller:

            c/o Northrop Grumman Corporation
            1840 Century Park East
            Los Angeles, California 90067
            Fax:  (310) 556-4558
            Attention:  Vice President and General Counsel

            19. Amendments/Waiver. This Agreement, including this Section 19, may be amended only by a writing that has been signed by all Parties and specifically refers to the provision of this Agreement to be amended. No breach of this Agreement may be waived except by a writing that has been signed by the Party to be charged with the waiver and that specifically refers to the provision of this Agreement to be waived. Waiver by a Party of any breach of any provision of this Agreement by any other Party shall not operate or be construed as a waiver of any prior, contemporaneous or subsequent breach of this Agreement, by the same or any other Party.

            20. Confidentiality. Each Party agrees that it shall keep the terms of this Agreement confidential, and shall not disclose same to any person or entity, except as required in the ordinary course of business for such purposes as audits and accounting, or otherwise as required by law, court order or judicial process, or to comply with applicable securities laws, or to seek enforcement of the Agreement in a Proceeding. Should a court or government authority order the disclosure of the terms of this Agreement to any other person or entity, the Party required to make such disclosure shall inform the other Parties as soon as possible, cooperate with the other Parties to obtain a protective order or other applicable relief, and make only such disclosures as are required by such court or government authority.

            21. Severability. The Parties agree that each provision of this Agreement shall be construed as separable and divisible from every other provision. The unenforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof.

If any provisions of this Agreement are held unenforceable, this Agreement shall be deemed modified in a manner that preserves as many of the Parties' rights hereunder as possible.

            22. Cumulative Rights. All rights and remedies which a Party may have hereunder or by operation of law or in equity are cumulative, and the pursuit of one right or remedy shall not be deemed an election to waive or renounce any other right or remedy. The failure of a Party to require strict performance by the other Parties of any provision in this Agreement will not waive or diminish that Party's right to demand strict performance thereafter of that or any other provision hereof.

            23. Negotiation. Each of the Parties warrants and represents that it has relied upon its own judgment and that of its own legal counsel regarding the proper, complete, and agreed-upon consideration for, and other terms and provisions of, this Agreement, and that no statements, warranties, promises or representations made by any other Party or any of its agents, employees, or legal counsel (other than as set forth in this Agreement) have influenced or induced it to execute this Agreement.

            24. Construction. Section headings are inserted for the convenience of reference only and shall be ignored in the construction of this Agreement. The Parties hereby agree that this Agreement or any uncertainty or ambiguity herein shall not be construed against any Party on the basis that it drafted the Agreement but shall be construed as if all Parties jointly prepared this Agreement.

            25. Waiver of Jury Trial. In any Proceeding to enforce this Agreement, the Parties waive the right to trial by jury.

            26. Third-Party Beneficiaries. All of the Released Persons who are not Parties to this Agreement are deemed third-party beneficiaries hereof and may enforce their rights hereunder to the same extent as any Parties hereto.

            27. Entire Agreement. This Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. The Parties acknowledge that this Agreement is executed without reliance upon any inducements, representations, warranties, statements or promises except for those contained herein.

            28. Counterparts/Signatures. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original, and all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each Party and received by the other Parties. Facsimile signatures shall be deemed originals for purposes of binding the Parties to this Agreement, provided that originals of the faxed signature pages shall be forwarded immediately to counsel for the other Parties.

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

            IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NORTHROP GRUMMAN CORPORATION           TRW AUTOMOTIVE HOLDINGS CORP.

By: /s/ James L. Sanford               By: /s/ Joseph S. Cantie
    --------------------------------       -------------------------------------
Title: Corporate Vice President        Title: Executive Vice President and
       and Treasurer                          Chief Financial Officer

NORTHROP GRUMMAN SPACE & MISSION       AUTOMOTIVE INVESTORS L.L.C.
 SYSTEMS CORP.

By: /s/ James L. Sanford               By: /s/ Neil P. Simpkins
    --------------------------------       -------------------------------------
Title: Corporate Vice President        Title: Manager
       and Treasurer

                                     ANNEX 1

(i) Claims/Losses arising out of, derived from, predicated upon or relating to breaches of representations and warranties pursuant to Section 10.1(a)(i) or 10.1(b)(i) of the Master Purchase Agreement (other than with respect to the representations and warranties in Section 5.1, 5.2, 5.4, 5.10 or 6.1, or in any related schedule or in any related certificate or document delivered pursuant hereto). Notwithstanding the preceding sentence, Covered Matters shall include Claims/Losses arising out of, derived from, predicated upon or relating to any breaches of representations and warranties under Section 5.10 (Employee Benefits) of the Master Purchase Agreement in any manner associated with TRW's disclosures regarding (a) the assets or liabilities attributable to Dayton Walther participants in the TRW SPP and (B) the transfer of pension or welfare plan assets or liabilities described or referred to in Schedule A hereto;

(ii)  Claims/Losses arising out of, derived from, predicated upon or relating to
      Section 10.9 ("OPEB Indemnity") of the Master Purchase Agreement;

(iii) Claims/Losses arising out of, derived from, predicated upon or relating to the discharge by TRW of up to $1.1 million in Excluded Liabilities relating to the former aeronautical business of Seller;

(iv) Claims/Losses arising out of, derived from, predicated upon or relating to the transfers of assets between the TRW Automotive U.S. SPP and the TRW SPP pursuant to Section 3.1 of the Employee Matters Agreement;

(v) Claims/Losses arising out of, derived from, predicated upon or relating to payments of bonuses to Active TRW Automotive Employees pursuant to Section
      8.1 of the Employee Matters Agreement;

(vi) Claims/Losses arising out of, derived from, predicated upon or relating to severance pay, salary continuation, notice obligations and similar obligations with respect to TRW Automotive participants, TRW Participants or Delayed Transfer Employees pursuant to Section 8.3 of the Employee Matters Agreement;

(vii) Claims/Losses arising out of, derived from, predicated upon or relating to up to $7 million of payments made by Northrop Grumman or any of its Affiliates on behalf of TRW or any of its Affiliates (or any benefit plans maintained by any of them) on and after the Closing Date in respect of health and welfare benefit payments, including, without limitation, those made to Aetna, Anthem, Delta Dental, Lumenos, Merck Medco, Medical Mutual, Value Options or other health care vendors; and

(viii) Claims/Losses arising out of, derived from, predicated upon or relating to the matters covered by Section 3.2 of the Master Purchase Agreement or the letter agreement relating thereto dated August 15, 2003 between Northrop Grumman and BCP LLC (and accepted by BCP LLC on August 17, 2003) including, but not limited to, the amounts withheld on August 21, 2003 in respect of (a) bonus payments pursuant to Section 8.1 of the Employee Matters Agreement and (b) severance and similar payments pursuant to Section 8.3 of the Employee Matters Agreement.

                              SCHEDULE A TO ANNEX 1

Schedule A to Annex 1 (List of Correspondence) is omitted and will be furnished supplementally to the Commission upon request.

                                SCHEDULE 1.1 (c)

      HR OUC      LOCATION NAME

      16602       TRW VALVE CLEVELAND  (H)
      16604       TRW VALVE CLARKWOOD (H)
      47304       TRW VSSI WASHINGTON   (H)
      10507       TRW RPD GREENSBORO  (S)
      10508       TRW SSS APR McALLEN (S)
      10509       TRW ELEC. POWERED STEERING
      10510       TRW SSS ACTIVE CONTROL SYSTEMS
      10515       SSD STERLING HEIGHTS SECURITY
      10517       TRW RPD GREENSBORO  (H)
      10518       TRW SSS APR McALLEN (H)
      16600       TRW VALVE DIVISION STAFF
      16601       TRW VALVE CLEVELAND
      16603       TRW VALVE CLARKWOOD
      27302       TED CALIFORNIA
      27601       TRW LV LVB (H) CINCINNATI
      27602       TRW LV LVB (S) CINCINNATI
      27604       LV LVB DETROIT SALARIED
      27616       TRW LV LVB (S) MILFORD
      47300       TRW VSSI SEATBELTS
      47302       TRW VSSI LOUISVILLE (S)
      47303       TRW VSSI LOUISVILLE (H)
      47305       TRW VSSI McALLEN (H)
      47307       VSSI - STAFF (HOURLY)
      47308       TRW VSSI WASHINGTON PLANT (S)
      47900       TRW TECHNAR INC
      47901       TRW TECHNAR ROCHESTER HILLS
       600        VARITY NON QUALIFIED (H/W Cylendrical Sys Nuline)
      72202       TED/KNOWVILLE-MCALLEN WHSE
      92502       TRW Sensors & Components LOVELAND
      92701       TRW Sensors & Components VANDALIA (H)
      92702       TRW Sensors & Components VANDALIA (S)
      93902       TRW Sensors & Components HAMPTON
       276        LVBS - Discontinued
       276        LVBS - Buffalo
      27603       LV LVB DETROIT (UNION 1)
      27605       LV LVB DETROIT (UNION 2)
      27617       TRW LV LVB (H) MILFORD